Exhibit 99.1

FleetCor Reports Third Quarter 2015 Financial Results

Adjusted Net Income Per Share Grows 22% Year-Over-Year

NORCROSS, Ga., November 4, 2015 — FleetCor Technologies, Inc. (NYSE: FLT), a leading global provider of fuel cards and workforce payment products to businesses, today reported financial results for its third quarter ended September 30, 2015.

“We reported solid third quarter results, despite the continuation of an unfavorable macro-environment. Importantly, our fundamentals were strong, organic revenue growth was approximately 9% in the quarter, on a constant fuel price, spread and foreign exchange rate basis, excluding SVS,” said Ron Clarke, chairman and chief executive officer, FleetCor Technologies, Inc. “We are maintaining our full year 2015 guidance range of $6.18—$6.26 in adjusted net income per share.”

Financial Results for Third Quarter 2015:

GAAP Results

•	Total revenues increased 53% to $451.5 million in the third quarter of 2015 compared to $295.3 million in the third quarter of 2014.
•	GAAP net income [1] increased 22% to $116.8 million or $1.24 per diluted share in the third quarter of 2015 compared to GAAP net income of $95.5 million or $1.11 per diluted share in the third quarter of 2014.

Non-GAAP Results

•	Adjusted revenues[1] (revenues, net less merchant commissions) increased 55% to $419.8 million in the third quarter of 2015 compared to $270.3 million in the third quarter of 2014.
•	Adjusted net income[1] increased 34% to $157.6 million in the third quarter of 2015 compared to $117.6 million in the third quarter of 2014.
•	Adjusted net income per diluted share[1] increased 22% to $1.67 in the third quarter of 2015 compared to $1.37 in the third quarter of 2014.

Fiscal Year 2015 Outlook:

“During the third quarter of 2015, unfavorable macro-economic headwinds negatively impacted our business by approximately $0.28 in adjusted net income per diluted share compared to the third quarter of last year. Also, in the third quarter we recorded a net favorable tax adjustment which added approximately $0.06 to $0.07 in adjusted net income per diluted share on top of our previous guidance for the third quarter,” said Eric Dey, chief financial officer, FleetCor Technologies, Inc. “Our fiscal year 2015 guidance assumes that the impact of declining fuel prices and foreign exchange rates will continue in the fourth quarter and provide an additional unfavorable impact of approximately $0.05 to $0.07 in adjusted net income per diluted share versus the guidance we provided on the second quarter earnings call.”

For fiscal year 2015, FleetCor Technologies, Inc. financial guidance and assumptions are as follows:

•	Total revenues between $1,680 million and $1,720 million;
•	Adjusted net income between $580 million and $590 million; and
•	Adjusted net income per diluted share between $6.18 and $6.26;

[1]	Reconciliations of GAAP results to non GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibit 2 and segment information is provided in Exhibit 3.

FleetCor’s fiscal-year guidance assumptions for 2015 are as follows:

•	Weighted average fuel prices of approximately $2.45 for the fourth quarter of 2015 in the U.S. compared to approximately $3.30 per gallon average in the U.S. in the fourth quarter of 2014, down approximately 25%.
•	Market spreads lower in the fourth quarter of 2015 compared to the record spreads in the fourth quarter of 2014.
•	Foreign exchange rates equal to the October 1 through October 12 average, a negative impact to revenue of approximately $15 million to $18 million compared to the fourth quarter of 2014.
•	SVS business is retained for the remainder of the year.
•	Fully diluted shares outstanding of 94.3 million shares.
•	Full year tax rate of approximately 31.5% to 32.0%.
•	No impact related to acquisitions or material new partnership agreements not already disclosed.

Conference Call

The company will host a conference call to discuss third quarter 2015 financial results today at 5:00pm ET. Hosting the call will be Ron Clarke, chief executive officer, and Eric Dey, chief financial officer. The conference call can be accessed live over the phone by dialing (877) 407-0784, or for international callers (201) 689-8560. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 13623462. The replay will be available until November 11, 2015. The call will be webcast live from the company’s investor relations website at investor.fleetcor.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FleetCor’s beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to revenue and earnings guidance and assumptions underlying financial guidance. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as delays or failures associated with implementation; fuel price and spread volatility; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new partnership arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such partnerships or acquired businesses; failure to successfully expand business internationally; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets, as well as the other risks and uncertainties identified under the caption “Risk Factors” in FleetCor’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 2, 2015. FleetCor believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FleetCor does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

About Non-GAAP Financial Measures

Adjusted revenue is calculated as revenues, net less merchant commissions. Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock-based compensation expense related to share-based compensation awards, (b) amortization of deferred financing costs and intangible assets, (c) amortization of the premium recognized on the purchase of receivables, (d) loss on the early extinguishment of debt, (e) our proportionate share of amortization of intangible assets at our equity method investment, and (f) other non-cash adjustments. The company uses adjusted revenues as a basis to evaluate the company’s revenues, net of the commissions that are paid to merchants to participate in our card programs. The commissions paid to merchants can vary when market spreads fluctuate in much the same way as revenues are impacted when market spreads fluctuate. The company believes this is a more effective way to evaluate the company’s revenue performance. We prepare adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted revenues and adjusted net income are supplemental measures of operating performance that do not represent and should not be considered as an alternative to revenues, net, net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock-based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also exclude loss on the early extinguishment of debt from adjusted net income, as this expense is non-cash and is one-time in nature and does not reflect the ongoing operations of the business.

Management uses adjusted revenues and adjusted net income:

•	as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;
•	for planning purposes, including the preparation of our internal annual operating budget;
•	to allocate resources to enhance the financial performance of our business; and
•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted revenues and adjusted net income are key measures used by the company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FleetCor

FleetCor is a leading global provider of fuel cards and workforce payment products to businesses. FleetCor’s payment programs enable businesses to better control employee spending and provide card-accepting merchants with a high volume customer base that can increase their sales and customer loyalty. FleetCor serves commercial accounts in North America, Latin America, Europe, and Australia/New Zealand. For more information, please visit www.FLEETCOR.com.

Contact:

Investor Relations

investor@fleetcor.com

(770) 729-2017

FleetCor Technologies, Inc. and subsidiaries

Unaudited Consolidated Statements of Income

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues, net	$451,493	$295,283	$1,272,264	$822,693
Expenses:
Merchant commissions	31,726	25,014	80,777	62,964
Processing	90,959	41,451	246,879	117,152
Selling	27,383	17,950	81,011	52,885
General and administrative	64,439	40,947	196,777	122,304
Depreciation and amortization	48,526	25,714	145,435	74,561

Operating income	188,460	144,207	521,385	392,827

Equity method investment loss	6,108	2,200	13,926	3,689
Other (income) expense, net	(168)	594	2,345	870
Interest expense, net	17,163	4,859	54,818	15,628

Total other expense	23,103	7,653	71,089	20,187

Income before income taxes	165,357	136,554	450,296	372,640
Provision for income taxes	48,587	41,045	140,695	113,473

Net income	$116,770	$95,509	$309,601	$259,167

Basic earnings per share	$1.27	$1.14	$3.37	$3.12
Diluted earnings per share	$1.24	$1.11	$3.29	$3.02
Weighted average shares outstanding:
Basic shares	92,110	83,611	91,923	83,118
Diluted shares	94,157	86,134	94,069	85,688

FleetCor Technologies, Inc. and subsidiaries

Consolidated Balance Sheets

(In thousands, except share and par value amounts)

	September 30, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$422,390	$477,069
Restricted cash	129,446	135,144
Accounts receivable (less allowance for doubtful accounts of $22,543 and $23,842, respectively)	731,957	673,797
Securitized accounts receivable - restricted for securitization investors	665,000	675,000
Prepaid expenses and other current assets	51,669	74,889
Deferred income taxes	33,081	101,451

Total current assets	2,033,543	2,137,350

Property and equipment	154,987	135,062
Less accumulated depreciation and amortization	(79,127)	(61,499)

Net property and equipment	75,860	73,563
Goodwill	3,712,326	3,811,862
Other intangibles, net	2,270,524	2,437,367
Equity method investment	125,176	141,933
Other assets	67,704	72,431

Total assets	$8,285,133	$8,674,506

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$760,413	$716,676
Accrued expenses	178,974	178,375
Customer deposits	461,958	492,257
Securitization facility	665,000	675,000
Current portion of notes payable and other obligations	336,624	749,764
Other current liabilities	38,290	84,546

Total current liabilities	2,441,259	2,896,618

Notes payable and other obligations, less current portion	2,086,664	2,168,953
Deferred income taxes	759,871	815,169
Other noncurrent liabilities	34,768	40,629

Total noncurrent liabilities	2,881,303	3,024,751

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized, 120,323,916 shares issued and 92,161,210 shares outstanding at September 30, 2015; and 475,000,000 shares authorized, 119,771,155 shares issued and 91,662,043 shares outstanding at December 31, 2014	120	120
Additional paid-in capital	1,935,262	1,852,442
Retained earnings	1,713,506	1,403,905
Accumulated other comprehensive loss	(332,610)	(156,933)
Less treasury stock, 28,162,706 and 28,109,112 shares at September 30, 2015 and December 31, 2014, respectively	(353,707)	(346,397)

Total stockholders’ equity	2,962,571	2,753,137

Total liabilities and stockholders’ equity	$8,285,133	$8,674,506

FleetCor Technologies, Inc. and Subsidiaries

Unaudited Consolidated Statements of Cash Flows

(In Thousands)

	Nine Months Ended September 30,
	2015	2014
Operating activities
Net income	$309,601	$259,167
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	22,941	14,780
Stock-based compensation	44,387	26,292
Provision for losses on accounts receivable	18,287	18,109
Amortization of deferred financing costs and discounts	5,295	1,599
Amortization of intangible assets	120,055	55,737
Amortization of premium on receivables	2,439	2,445
Deferred income taxes	(27,640)	(1,280)
Equity method investment loss	13,926	3,689
Other non-cash operating expenses	(4,739)	—
Changes in operating assets and liabilities (net of acquisitions):
Restricted cash	5,697	6,109
Accounts receivable	(71,310)	(137,942)
Prepaid expenses and other current assets	2,724	(3,036)
Other assets	(3,297)	460
Excess tax benefits related to stock-based compensation	(24,455)	(53,251)
Accounts payable, accrued expenses and customer deposits	108,278	124,614

Net cash provided by operating activities	522,189	317,492

Investing activities
Acquisitions, net of cash acquired	(17,021)	(261,919)
Purchases of property and equipment	(29,526)	(18,279)

Net cash used in investing activities	(46,547)	(280,198)

Financing activities
Excess tax benefits related to stock-based compensation	24,455	53,251
Proceeds from issuance of common stock	13,977	21,922
Borrowings on securitization facility, net	(10,000)	44,600
Deferred financing costs paid	—	(546)
Principal payments on notes payable	(77,625)	(20,625)
Payments on revolver- A Facility	(411,818)	(381,385)
Borrowings from revolver- A Facility	—	182,330
Payments on foreign revolver- B Facility	—	(7,337)
Borrowings on swing line of credit, net	(601)	52,059
Payment of contingent consideration	(40,310)	—
Other	1,921	(462)

Net cash used in financing activities	(500,001)	(56,193)

Effect of foreign currency exchange rates on cash	(30,320)	(15,097)

Net decrease in cash and cash equivalents	(54,679)	(33,996)
Cash and cash equivalents, beginning of period	477,069	338,105

Cash and cash equivalents, end of period	$422,390	$304,109

Supplemental cash flow information
Cash paid for interest	$55,959	$19,238

Cash paid for income taxes	$47,339	$63,553

Exhibit 1

RECONCILIATION OF NON-GAAP MEASURES AND PRO FORMA INFORMATION

(In thousands, except shares and per share amounts)

(Unaudited)

The following table reconciles revenues, net to adjusted revenues:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues, net	$451,493	$295,283	$1,272,264	$822,693
Merchant commissions	31,726	25,014	80,777	62,964

Total adjusted revenues	$419,767	$270,269	$1,191,487	$759,729

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income	$116,770	$95,509	$309,601	$259,167
Stock based compensation	13,887	7,993	44,387	26,292
Amortization of intangible assets	39,869	19,255	120,055	55,737
Amortization of premium on receivables	812	815	2,439	2,445
Amortization of deferred financing costs and discounts	1,778	537	5,295	1,599
Amortization of intangibles at equity method investment	3,032	3,021	8,404	5,158

Total pre-tax adjustments	59,378	31,621	180,580	91,231
Income tax impact of pre-tax adjustments at the effective tax rate	(18,579)[1]	(9,505)	(57,758)	(27,781)

Adjusted net income	$157,570	$117,625	$432,424	$322,617

Adjusted net income per diluted share	$1.67	$1.37	$4.60	$3.77
Diluted shares	94,157	86,134	94,069	85,688

[1]	Effective tax rate utilized excludes the impact of a one time tax benefit recognized during the three months ended September 30, 2015 of approximately $7.9 million.

Exhibit 2

Transaction Volume, Revenues and Adjusted Revenue, Per Transaction and by Segment

(In thousands except revenues, net per transaction and adjusted revenues per transaction)

(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014	Change	% Change	2015	2014	Change	% Change
NORTH AMERICA
- Transactions[2]	371,518	45,252	326,266	721.0%	1,145,259	128,394	1,016,865	792.0%
- Revenues, net per transaction	$0.90	$3.45	$(2.55)	-73.9%	$0.80	$3.28	$(2.48)	-75.6%
- Revenues, net	$334,944	$156,343	$178,601	114.2%	$918,333	$421,579	$496,754	117.8%
INTERNATIONAL
- Transactions	45,588	49,150	(3,562)	-7.2%	138,041	143,866	(5,825)	-4.0%
- Revenues, net per transaction	$2.56	$2.83	$(0.27)	-9.6%	$2.56	$2.79	$(0.22)	-8.0%
- Revenues, net	$116,549	$138,940	$(22,391)	-16.1%	$353,931	$401,114	$(47,183)	-11.8%
FLEETCOR CONSOLIDATED REVENUES
- Transactions[2]	417,106	94,402	322,704	341.8%	1,283,300	272,260	1,011,040	371.4%
- Revenues, net per transaction	$1.08	$3.13	$(2.05)	-65.4%	$0.99	$3.02	$(2.03)	-67.2%
- Revenues, net	$451,493	$295,283	$156,210	52.9%	$1,272,264	$822,693	$449,571	54.6%
FLEETCOR CONSOLIDATED ADJUSTED REVENUES[1]
- Transactions[2]	417,106	94,402	322,704	341.8%	1,283,300	272,260	1,011,040	371.4%
- Adjusted revenues per transaction	$1.01	$2.86	$(1.86)	-64.8%	$0.93	$2.79	$(1.86)	-66.7%
- Adjusted revenues	$419,767	$270,269	$149,498	55.3%	$1,191,487	$759,729	$431,758	56.8%

[1]	Adjusted revenues is a non-GAAP financial measure defined as revenues, net less merchant commissions. The Company believes this measure is a more effective way to evaluate the Company’s revenue performance. Refer to Exhibit 1 for a reconciliation of revenues, net to adjusted revenues.
[2]	Includes approximately 274 million and 872 million transactions for the three and nine months ended September 30, 2015, respectively, related to our SVS business acquired with Comdata in the fourth quarter of 2014.

Sources of Revenue[3]	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014	Change	% Change	2015	2014	Change	% Change
Revenue from customers and partners	64.8%	53.8%	11.0%	20.4%	64.5%	54.9%	9.6%	17.5%
Revenue from merchants and networks	35.2%	46.2%	-11.0%	-23.8%	35.5%	45.1%	-9.6%	-21.3%
Revenue tied to fuel-price spreads	13.0%	16.7%	-3.7%	-22.2%	12.4%	15.1%	-2.7%	-17.9%
Revenue influenced by absolute price of fuel	15.1%	17.8%	-2.7%	-15.2%	15.2%	18.2%	-3.0%	-16.5%
Revenue from program fees, late fees, interest and other	71.9%	65.5%	6.4%	9.8%	72.4%	66.7%	5.7%	8.5%

[3]	Expressed as a percentage of consolidated revenue.

Exhibit 3

Segment Results

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues, net:
North America	$334,944	$156,343	$918,333	$421,579
International	116,549	138,940	353,931	401,114

	$451,493	$295,283	$1,272,264	$822,693

Operating income:
North America	$132,428	$78,797	$351,778	$203,311
International	56,032	65,410	169,607	189,516

	$188,460	$144,207	$521,385	$392,827

Depreciation and amortization:
North America	$32,257	$6,635	$96,200	$19,647
International	16,269	19,079	49,235	54,914

	$48,526	$25,714	$145,435	$74,561

Capital expenditures:
North America	$6,493	$1,561	$14,510	$5,397
International	6,799	5,166	15,016	12,882

	$13,292	$6,727	$29,526	$18,279